Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements and financial statement schedule of Applied Cellular Technology, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
July 22, 1999